EXHIBIT 10.25

CERTAIN PORTIONS OF THIS EXHIBIT
HAVE BEEN OMITTED AND FILED
SEPARATELY WITH THE SECURITIES
AND EXCHANGE COMMISSION
PURSUANT TO A REQUEST FOR
CONFIDENTIAL TREATMENT. THE
SYMBOL “****” HAS BEEN INSERTED
IN PLACE OF THE PORTIONS SO OMITTED.

MEMBER BUSINESS AGREEMENT

This Agreement (“Agreement”) is made as of the 1st day of July, 2003, by and between MasterCard International Incorporated, a Delaware corporation having its principal place of business at 2000 Purchase Street, Purchase, NY 10577-2509 (“MasterCard”); HSBC Bank USA, a New York banking institution with its principal offices at One HSBC Center, Buffalo, New York 14203 (“HSBC Bank”) and Household Bank (SB), N.A., a national banking association with its principal place of business at 1111 Town Center Drive, Las Vegas, NV 89144, (“Household”), (HSBC Bank and Household, together, “HSBC”), each for itself and on behalf of its Affiliates.

WHEREAS, HSBC Bank and Household are members of MasterCard and licensed by MasterCard to issue Cards (defined below) bearing the MasterCard name and mark pursuant to MasterCard rules and regulations;

WHEREAS, Household and MasterCard previously entered into an agreement dated as of January 1, 1999 (the “Household Agreement”);

WHEREAS, HSBC Bank and MasterCard previously entered into an agreement dated as of September 30, 2002 (the “HSBC Bank Agreement”);

WHEREAS, HSBC Bank and Household are Affiliates in that each is a subsidiary of HSBC Holdings plc (“HSBC Holdco”); and

WHEREAS, HSBC and MasterCard desire to terminate both the Household Agreement and the HSBC Bank Agreement and desire to provide terms for a new arrangement for HSBC to issue MasterCard-branded Cards as its preferred brand for Cards in the Area of Use (as defined below);

NOW, THEREFORE, the parties do agree as follows:

1.	Definitions

As used herein, the following terms shall have the indicated meanings

1.1	“Active” means ****.

1.2	“Affiliate” shall mean with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by or is under common control with, such Person. “Affiliate” shall expressly include any Person that becomes an Affiliate at any time after the execution of this Agreement.

1.3	“Area of Use” shall mean the geographic area constituting ****.

1.4	“**** Volume” shall mean for any Calendar Year, HSBC MasterCard Volume of $****.

1.5	“Calendar Year” shall mean each 12 month period of the Agreement commencing on January 1, 2004.

1.6	“Calendar Quarter” shall mean each 3 month period of the Agreement commencing on July 1, 2003.

1.7	“Card” shall include, without limitation, any bank card, credit card, charge card, travel and entertainment card, debit card, ATM card, prepaid card, smart card, virtual card or similar card issued by HSBC, any travelers check, or electronic currency or remote payment system that can be accessed using a Card. However, for purposes of this Agreement, “Card” shall not include a single purpose credit, charge or prepaid card accepted only at retail locations of a limited number of merchants and their Affiliates whose names and marks alone with HSBC appear on the face of such card, or a line of credit not accessible by a Card. As used herein, “Card” shall also include the line of credit or account associated with the Card.

1.8	“Commercial Card” means a Card not issued for Consumer Purposes.

1.9	“Consumer Credit Card” means a Card issued for Consumer Purposes; not including a Debit Card.

1.10	“Consumer Debit Card” means a Debit Card issued for Consumer Purposes.

1.11	“Consumer Purposes” means that the program or service in question is provided to natural person(s) primarily for the personal, family or household purposes of such person(s).

1.12	“Core Services” listed in Exhibit 1.12 shall consist of full issuer authorization, clearing, settlement, and connectivity to the extent such Core Services are performed by MasterCard or its Affiliates as of the date hereof in connection with MasterCard Card transactions and shall also mean MasterCard’s brand advertising, acceptance initiatives, core (non-customized) systems development and franchise (rules and compliance) governing functions.

1.13	“control” (including, with its correlative meanings, “controlled by” or “common control with”) means the occurrence of one or more of the following events: (1) a purchase, lease or other acquisition of all or substantially all of the assets of a party; (2) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing fifty (50%) percent or more of the voting power of a party; or (3) possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract, or otherwise).

1.14	“Debit Card” means a Card that can be used to access a checking, savings, now, current, deposit or share draft account or other prepaid deposit amount which is maintained by or on behalf of a cardholder with an issuer.

1.15	“HSBC Card Volume” shall mean the U.S. dollar amount of all Volume on all HSBC Cards issued in the Area of Use without regard to brand.

1.16	“HSBC MasterCard Volume” shall mean the U.S. dollar amount of all HSBC Card Volume on HSBC MasterCard Cards issued in the Area of Use to the extent such HSBC MasterCard Volume is assessable by MasterCard under its rules in effect from time to time.

1.17	“HSBC Agent” shall mean a ****.

1.18	“Interim Period” shall mean the beginning on **** and concluding on ****.

1.19	“Issuer Fees” include MasterCard issuer fees and assessments on MasterCard Card transaction activity and Volume that MasterCard imposes on its member institutions that issue MasterCard Cards, but ****.

1.20	“MasterCard Card” shall mean a Card containing the name, logo, hologram, or service marks of MasterCard, or any Card that has MasterCard functionality or acceptance utility of MasterCard, and shall be issued in accordance with MasterCard rules, procedures, regulations and standards in effect from time to time.

1.21	“MasterCard Competitor” shall mean Visa, American Express, Diners Club, Discover or similar competitor, or any of their successors.

1.22	“MasterCard Volume Share” shall mean for any period of calculation, a percentage equal to a fraction, the denominator of which is total HSBC Card Volume (or any portion thereof, e.g., HSBC Volume on Consumer Credit Cards) in the Area of Use and the numerator of which is the HSBC MasterCard Volume (or any portion thereof, e.g., HSBC MasterCard Volume on Consumer Credit Cards) in the Area of Use.

1.23	“**** Volume” shall mean for any Calendar Year, HSBC MasterCard Volume of $****.

1.24	“Other Services” shall mean all member-specific optional services as they exist on the date of execution of this Agreement and all future member services (optional or mandatory) provided or conducted by MasterCard in connection with any aspect of the conduct or processing of MasterCard transactions, the costs of which are charged or apportioned among MasterCard member institutions, other than Core Services, and shall include, without limitation, customized, user-based and member-specific services such as, warning bulletins, MasterCard’s global automated response system (GARS), MasterCom, Stand-in, Limit I and CVC, residency/file maintenance, Risk Finder and MasterCard On-Line.

1.25	“Person” means an individual, corporation, partnership, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity that may be treated as a person under applicable law.

1.26	“****” shall mean for any period of calculation ****.

1.27	“Standard MasterCard Pricing” shall mean the Issuer Fees that would apply to HSBC for the period in issue in the absence of this Agreement.

1.28	“****” shall mean the geographic area jurisdictionally encompassed by the ****.

1.29	“Volume” shall mean for the period of calculation (e.g., a calendar year), the ****.

2.	Incentive Payments by MasterCard

In consideration of HSBC’s full and timely performance of this Agreement, MasterCard shall provide the following consideration to HSBC:

2.1	Subject to Section 2.2, and provided that HSBC for each Calendar Year during the Term generates HSBC MasterCard Volume at least equal to the **** HSBC **** for Volume charged to MasterCard Cards issued by HSBC in the Area of Use shall be ****. The following rates for **** shall be ****. HSBC acknowledges that MasterCard shall establish fees for all Other Services in the Area of Use from time to time and HSBC shall comply with the procedures and charges for Other Services as may be so established for Other Services utilized by HSBC.

A.	Effective as of the date hereof, HSBC’s **** and ****, subject to the provisions of Section 2.1C, shall be as follows for the specified levels of HSBC MasterCard Volume generated in the Area of Use during the Interim Period and each Calendar Year of the Term:

If HSBC generates the following HSBC MasterCard Volume in the Area of Use during the Interim Period or during a Calendar Year:	Then, for the Interim Period or such Calendar Year, HSBC’s **** and **** for such HSBC MasterCard Volume generated in the Area of Use shall be:

Less than $****…	****

Greater than or equal to $**** but less than $****…	****

Greater than or equal to $**** but less than $****…	****

Greater than or equal to $**** but less than $****…	****

Greater than or equal to $****…	****

B.	HSBC shall pay to MasterCard all fees at Standard MasterCard Pricing with the same frequency as detailed in the MCBS manual. At the conclusion of each Calendar Quarter, and within fifteen (15) days after HSBC has provided the reports required by Section 3.9, MasterCard shall make an appropriate reconciliation and adjustment of HSBC’s actual payments against the **** due for such period from HSBC ****. If the actual **** due from HSBC for such Calendar Year change from **** pursuant to this Section 2.1, then a true-up for such Calendar Year will occur **** to account for that change.

C.	In the event HSBC MasterCard Volume for any Calendar Year during the Term is **** than the **** Volume, the following provisions shall apply:

1.

In the event that in any Calendar Year, HSBC MasterCard Volume is **** the **** Volume but less than the **** Volume (the “****”), HSBC shall have ****, succeeding **** period (the “****”) to **** by generating additional HSBC MasterCard Volume necessary to meet the **** Volume for the ****. For this purpose, HSBC MasterCard Volume established during the **** shall first be applied toward the previous Calendar Year’s **** Volume requirement and, once such **** Volume requirement is met, any additional incremental HSBC

MasterCard Volume generated in such **** (and only such additional incremental HSBC MasterCard Volume amounts) will be applied toward the existing Calendar Year’s **** Volume requirement. In the event **** HSBC’s **** for the **** shall be ****. In the event **** is **** effected after the ****, HSBC’s **** for the **** shall be **** and ****.

2.	In the event that in any Calendar Year, HSBC MasterCard Volume is **** the **** Volume (the “****”), HSBC shall have **** to **** by generating additional HSBC MasterCard Volume necessary to meet the **** Volume and the **** Volume for the ****. For this purpose, HSBC MasterCard Volume established during the **** shall first be applied toward the previous Calendar Year’s **** Volume and **** Volume requirements and, if, and only if, such **** Volume requirement is met, any additional incremental HSBC MasterCard Volume generated in such **** (and only such additional incremental HSBC MasterCard Volume amounts) will be applied toward the existing Calendar Year’s **** Volume and **** Volume requirements. In the event that the **** Volume requirement is **** in such ****, HSBC’s **** for the **** shall be ****. In the event that the **** Volume requirement is **** but the **** Volume requirement is **** in such ****, HSBC’s **** and **** for the **** shall be **** and ****. In the event that the **** Volume requirement is **** in such ****, **** for the **** shall be ****.

D.	Prices for Other Services shall be as established by MasterCard from time to time and shall be subject to Section 2.3 of this Agreement.

E.	HSBC acknowledges that the **** stated herein are based on the understanding that HSBC will issue MasterCard Cards with the MasterCard name, marks and holograms on the Card face consistent with current MasterCard graphic and depiction standards as amended by MasterCard from time to time ****.

2.2	HSBC acknowledges that outside of the Area of Use, **** and **** shall be set and established by **** or ****, and charges to Cards not issued in the Area of Use shall be subject to **** and **** set and established by ****.

2.3	Provided that HSBC fully performs its obligations under this Agreement, ****.

2.4	To support the costs incurred in association with advertising, marketing and promoting HSBC’s MasterCard Cards in the Area of Use; on such projects and terms to be mutually agreed by MasterCard and HSBC, MasterCard shall make available to HSBC support (the “Support”) as follows:

A.	Support in the amount of $**** shall be available during **** following due execution of this Agreement (representing a total maximum value of up to $****). To the extent the full amount of such Support is not used during **** period in which it is available, such unused amount will be forfeited and MasterCard will have no obligation to make any rebate or other consideration to HSBC for the unused amount of such Support. Prior to the commencement of ****, HSBC shall provide MasterCard with its planned expenditures for the following **** period; however, the planned expenditures for the **** period under this Section 2.4.A may be provided no later than ****.

B.	Additional Support shall be available as follows for **** of HSBC MasterCard Volume generated by HSBC in the Area of Use during a **** of the Term:

If HSBC generates the following HSBC MasterCard Volume in the Area of Use during ****:	Then the following additional amount of Support will be available to HSBC upon the **** of such HSBC MasterCard Volume:

$****…	$****

$****…	$****

$****…	$****

$****…	$****

$****…	$****

$****…	$****

$****…	$****

****. The Support detailed in this Section 2.4B for attaining certain levels of HSBC MasterCard Volume shall be available for **** following the attainment of such level. To the extent the full amount of such Support is not used during the **** period following attainment of the level triggering the availability of such Support, then such unused amount will be forfeited and MasterCard will have no obligation to make any rebate or other consideration to HSBC for the unused amount of such Support. In addition, the Support detailed in this Section 2.4B for attaining certain levels of HSBC MasterCard Volume in a **** shall be available only for ****.

C.	In the event that in any of the ****, HSBC MasterCard Volume is **** than the **** Volume (the “****”), HSBC shall have one additional **** to **** the **** generating additional HSBC MasterCard Volume necessary to meet the **** Volume for the ****. For this purpose, HSBC MasterCard Volume established during the **** shall first be applied toward the previous **** Volume requirement and, if, and only if, such **** Volume requirement is met, any additional incremental HSBC MasterCard Volume generated in such **** (and only such additional incremental HSBC MasterCard Volume amounts) will be applied toward the existing **** Volume requirement. In the event that the **** Volume requirement is **** in such ****, HSBC shall **** to MasterCard for such **** under this Section 2.4. In the event that the **** Volume requirement is not **** in such ****:

****

****.

2.5

Upon due execution of a **** standard MasterCard Advisors consulting agreement and subject to the conditions stated therein, MasterCard shall also provide consulting support services having a value of up to $**** during each of the **** periods following due execution of this Agreement (representing a total maximum value of up to $****). Consulting services shall consist of services generally provided by MasterCard to its members including, but not limited to, ****. The value of consulting services shall be determined in accordance with MasterCard’s standard methodology for determining consulting support valuation, such methodology to be consistent with market practices. To the extent the full amount of such available consulting support services are not used during **** period in which it is available, such unused amount will be forfeited and

MasterCard will have no obligation to make any rebate or other consideration to HSBC for such unused amounts. Prior to the commencement of each of the **** periods, HSBC shall provide MasterCard with its planned expenditures for the following **** period; however, the planned expenditures for the **** period under this Section 2.5 may be provided no later than ****.

2.6	A.	During ****, MasterCard shall provide **** which shall consist of **** detailed in Exhibit 2.6 hereto. Any **** not detailed in Exhibit 2.6 and requested by HSBC shall be considered **** and as such, the prices for **** shall be as established by MasterCard from time to time and shall be subject to Section 2.3 of this Agreement.

	B.	In the event that during the Term ****, then **** MasterCard will provide to HSBC **** to be used for **** substantially similar to those **** detailed in Exhibit 2.6 hereto. To the extent the full $**** is not used ****, such unused amount **** will be forfeited and MasterCard will have no obligation to make any rebate or other consideration to HSBC for such unused amounts.

2.7	A.	During each Calendar Quarter of the Term, MasterCard shall provide a rebate to HSBC for certain amounts of **** services (the “**** Rebate”). The **** Rebate applicable to such Calendar Quarter shall be calculated by **** the number equal to **** of the number of **** transactions performed in **** on HSBC Card Volume by **** (the “Quarterly Figure”) and seasonally adjusting such Quarterly Figure to reflect customary Card spending variations by Calendar Quarter as follows: a January-March Calendar Quarter will be **** of the Quarterly Figure, a April-June Calendar Quarter will be **** of the Quarterly Figure, a July-September Calendar Quarter will be **** of the Quarterly Figure and an October-December Calendar Quarter will be **** of the Quarterly Figure. All **** services for transactions in excess of such applicable **** Rebate in any Calendar Quarter shall be deemed to be Other Services and shall be subject to Standard MasterCard Pricing applicable to such Other Services.

	B.	During each Calendar Quarter of the Term, HSBC shall pay to MasterCard all **** at Standard MasterCard Pricing with the same frequency as detailed in the MCBS manual. At the conclusion of each Calendar Quarter of the Term, and within fifteen (15) days after HSBC has provided the reports required by Section 3.9, MasterCard shall ****.

2.8	All sums due from MasterCard to HSBC under this Agreement shall be first reduced (or, at MasterCard’s option, HSBC’s quarterly Issuer Fees shall be increased) by an amount equal to the sum of all payments otherwise due from MasterCard under any other effective, concurrent agreement or obligation between the parties for such applicable effective, concurrent periods; including but not limited to, any sums due or payable by MasterCard under any partnership or co-branding arrangement between MasterCard and HSBC.

2.9	All payments, consideration and the value of services provided by MasterCard to HSBC shall be deemed inclusive of all sales, use, excise, income and similar taxes, the sole obligation for reporting and remittance of which shall be that of HSBC. HSBC agrees to report and remit all taxes on a timely basis and prior to the imposition of any interest or penalties. With respect to foreign tax withholding obligations, HSBC shall reimburse MasterCard for any sums withheld and paid to any taxing authorities upon MasterCard’s demand and provision of documentation of remittance of such taxes.

2.10	During the Term, MasterCard also agrees to assign a team of its employees, led by a MasterCard customer group account executive, that will have specific responsibilities to manage the overall relationship between HSBC and MasterCard. At least annually HSBC and MasterCard shall review the team size, skill sets and overall composition of team members.

3.	HSBC’S Brand Commitment and Exclusivity

3.1	HSBC shall cause MasterCard and MasterCard’s Affiliate brands (e.g., Cirrus, Maestro, MasterCard Debit) to be, at all times during the Term, the **** for **** issued by HSBC. Except as provided by Section 3 hereof, as and from the date hereof, HSBC shall cause **** credit and debit programs in the Area of Use to **** of MasterCard Volume Share (the “Brand Share Targets”) as follows: (i) Consumer Debit Cards shall achieve a MasterCard Volume Share of ****% and (ii) Consumer Credit Cards and Commercial Cards shall achieve **** MasterCard Volume Share of ****%. HSBC shall ensure that each Brand Share Target is met at all times during the Term, provided that, HSBC shall **** of this Agreement if it **** a Brand Share Target **** within **** after **** to **** such **** minimum **** requirement. Other than ****, at no time during **** and in the **** of **** will HSBC **** in the **** or **** on the **** of **** of any **** MasterCard including, but not limited to, ****, provided however that this restriction shall not **** from **** on **** of ****.

3.2	In the event HSBC sells or transfers any MasterCard-branded Cards (without regard to when or by what entity such Card was established, whether prior to or during the Term) to any other issuer of Cards, HSBC shall **** cause such purchaser/transferee to retain the MasterCard brand on such Cards ****.

3.3	In the event a Consumer Credit Card holder or Commercial Card holder specifically requests an unsolicited change to a brand competitive with MasterCard, HSBC shall use all reasonable efforts to attempt to convince the Card holder to acquire or retain a MasterCard-branded Card; if such efforts are unsuccessful, HSBC may, at the Card holder’s insistence, and as an alternative to the Card holder attriting, offer a brand of a Card business competitive with MasterCard to the Card holder. In addition, take-one and paper applications may feature a check-off box for both MasterCard and other branded Cards provided that the check-off box for the other brand is no more prominently featured than the check-off box for MasterCard. In the event that an application is submitted with no brand box checked-off, HSBC shall make MasterCard at all times during the Term the default brand choice. HSBC shall submit to MasterCard for approval (such approval not to be unreasonably withheld) any application bearing check-off boxes for both MasterCard and non-MasterCard-branded Cards for purposes of determining whether such applications are in compliance with the terms of the preceding sentence. The parties agree that nothing in this Section 3.3 shall affect HSBC’s obligation to ensure that each Brand Share Target is met at all times during the Term.

3.4	A.	Other than for relationships in connection with Acquired Cards (as defined below), for **** relationships, **** relationships and **** relationships (collectively “**** Relationships”) that are **** to HSBC as a result of a ****, HSBC will promote the MasterCard brand as the preferred brand and any **** relationship initiated by HSBC will feature MasterCard as the preferred brand ****.

	B.	For those **** Relationships where the Volume associated with such **** Relationship has the potential to exceed ****% of the HSBC Card Volume within **** and the **** Relationship **** HSBC will ****, notify MasterCard of the situation and allow one or more appropriate MasterCard representatives to participate in appropriate HSBC internal strategy discussions, and where appropriate, invite MasterCard to meet with the potential ****

Relationship. The timing of the discussions and information shared with MasterCard is subject to HSBC legal and confidentiality obligations. ****.

	C.	In the event that such **** efforts are unsuccessful, and the **** Relationship insists on a **** such that issuing Cards with a **** MasterCard is HSBC’s sole alternative (as determined solely by ****) to losing the business, HSBC may **** with the **** Relationship and the **** attributable to those Cards shall be **** from all calculations under this Agreement, including, ****, **** and ****. For purposes of this Section 3.4.C HSBC shall not, other than as contemplated by Section , be required to extend **** to the **** Relationship as part of it efforts to convince the **** Relationship to use the MasterCard brand.

	D.	Any **** between a Person and HSBC, or its Affiliates, outside of Area of Use that is offered within the Area of Use shall be **** under this Agreement, including ****.

3.5	A.	In the event HSBC purchases or in any way acquires an existing Card portfolio (the “Acquired Cards”) for which the issuer had, other than in contemplation of its marketing the portfolio for sale, **** into a **** with a **** general purpose Card program, then HSBC shall **** to acquire such Cards free and clear of any branding exclusivity restrictions and, if HSBC is unable to do so, HSBC shall **** to minimize the period of ****. Such **** shall include allowing MasterCard, at its option, the opportunity to offer to **** to such other Card program to **** the obligation (but HSBC shall not be required to make **** to such other Card program to **** the obligation).

	B.	If the Card Volume from the possible Acquired Cards transaction has the potential to exceed ****% of the HSBC Card Volume within **** of the closing of such transaction (as reasonably determined by ****) then HSBC will, as part of its ****under Section 3.5A, notify MasterCard of the situation and allow one or more appropriate MasterCard representatives to participate in appropriate HSBC internal strategy discussions to address the branding exclusivity arrangement. The timing of the discussions and information shared with MasterCard is subject to HSBC legal and confidentiality obligations. If MasterCard cannot be included in any discussions until a transaction becomes public, then HSBC will include MasterCard in discussions as soon as practicable after the transaction becomes public. No later than **** prior to the date of expiration of the **** arrangement with a **** general purpose Card program for the Acquired Cards, MasterCard and HSBC shall develop a mutually acceptable plan and timetable for converting the Acquired Cards to the MasterCard brand .

	C.	Card Volume from Acquired Cards subject to **** arrangement will be excluded from all calculations under this Agreement, **** until **** after the end of **** period.

3.6	A.	For Acquired Cards which include a **** Relationship, HSBC will use **** to convert such Acquired Cards after acquisition to the MasterCard brand within the time period described in Section 3.7 unless (i) a **** agreement exists (in which case such Acquired Cards shall be subject to Section ****) or (ii) such **** Relationship insists on a **** MasterCard, in which case HSBC shall use **** to cause the **** Relationship to accept the MasterCard brand as the brand of choice, which **** shall include, where appropriate, the offering of **** and **** to the **** Relationship to make MasterCard a more **** than the **** for the **** Relationship. Without limitation, HSBC shall include within such efforts affirmative support derived from the **** under this Agreement that would be applicable to

HSBC MasterCard ****for such **** Relationship, provided, however that if HSBC **** the dedication of such incremental **** is insufficient to cause the **** Relationship to select MasterCard, the parties shall mutually agree to a proposal for MasterCard to **** offer to the **** Relationship.

B.	For those **** Relationships where the Volume associated with such **** Relationship has the potential to exceed **** of the HSBC Card Volume within **** of **** HSBC will ****, notify MasterCard of the situation and allow one or more appropriate MasterCard representatives to participate in appropriate HSBC internal strategy discussions, and where appropriate, invite MasterCard to meet with the potential **** Relationship. The timing of the discussions and information shared with MasterCard is subject to HSBC legal and confidentiality obligations. ****.

C.	Under this Section 3.6 if the **** Relationship ****.

3.7	If Acquired Cards are not subject to a **** arrangement with **** general purpose Card program and the Card Volume from the Acquired Cards does not have the potential to exceed **** of the HSBC Card Volume within **** of the closing of such transaction (as reasonably determined by ****), then such Acquired Cards shall be included in all calculations under this Agreement as of the date of **** to the MasterCard brand but such Cards shall be included in all calculations under this Agreement in any case no later than **** after the date of acquisition. If Acquired Cards are not subject **** arrangement with **** general purpose Card program and the Card Volume from the Acquired Cards does have the potential to exceed **** of the HSBC Card Volume within **** of the closing of such transaction (as reasonably determined by ****), then HSBC and MasterCard shall develop a mutually acceptable plan and timetable for **** the Acquired Cards to the MasterCard brand. Such Acquired Cards described in the preceding sentence shall be included in all calculations under this Agreement as of the date of **** to the MasterCard brand, but such Cards shall be included in all calculations under this Agreement in any case no later than **** after the date of acquisition unless (i) a **** extends beyond **** in which case **** shall be extended **** , or (ii) the plan referenced in the preceding sentence extends beyond in which case such Acquired Cards shall be included in calculations in accordance with the plan.

3.8	If HSBC is unable to convert any Cards due to fraud, loss, theft or other situation beyond HSBC’s control, then such Cards will be excluded from any calculations under this Agreement until converted.

3.9	As a condition to MasterCard’s obligations under Section 2.1, within thirty (30) days following the close of each Calendar Quarter during the Term, HSBC shall provide to MasterCard: (i) the MasterCard Program Quarterly Statistics Report accurately and fully detailing the actual number of Cards established (by Card brand) and converted, total Cards issued and Volume for the Calendar Quarter as well as MasterCard Volume Share for the period, (ii) a forecasting report for the ensuing twelve (12) month period of the Term following such Calendar Quarter, in the form as set forth in Exhibit 3.9 hereto and (iii) if requested, such other reports and information as MasterCard may reasonably request to determine whether HSBC is meeting its obligations under this Agreement.

3.10	Except as stated in this Section 3, HSBC shall not enter into any agreement that will have the effect, directly or indirectly, of ****.

3.11	HSBC agrees that it shall use all amounts received pursuant to this Agreement exclusively to grow its MasterCard Card business and will not **** use any such amounts for the benefit of any Card brand other than MasterCard. Any other use of any amounts provided hereunder shall be considered a material breach of this Agreement.

3.12	HSBC shall, at its own expense, act diligently to preserve, protect and defend its name, logos and marks and associated good will from prospective and actual infringement, misappropriation, desecration, abuse, or false suggestion of association. Without limitation, such actions shall include taking all commercially reasonable action including, but not limited to, seeking injunctive relief where appropriate, against third parties that engage in “ambush marketing” or similar activity by or for the direct or indirect benefit of any other Card that could have the effect of: (i) suggesting a false origin or association of such card product or service with HSBC or any of HSBC’s products, services, facilities or activities, (ii) causing confusion or uncertainty about MasterCard’s relationship with HSBC or MasterCard as the preferred brand of the Cards, or (iii) misappropriating goodwill otherwise derived from the HSBC-MasterCard association. MasterCard shall provide reasonable cooperation with HSBC’s actions undertaken in furtherance of the activities stated herein.

3.13	MasterCard shall, at its own expense, act diligently to preserve, protect and defend its name, logos and marks and associated good will from prospective and actual infringement, misappropriation, desecration, abuse, or false suggestion of association. Without limitation, such actions shall include taking all commercially reasonable action including, but not limited to, seeking injunctive relief where appropriate, against third parties that engage in “ambush marketing” or similar activity by or for the direct or indirect benefit of any other Card that could have the effect of: (i) suggesting a false origin or association of such card product or service with MasterCard or any of HSBC’s products, services, facilities or activities, (ii) causing confusion or uncertainty about MasterCard’s relationship with HSBC or MasterCard as the preferred brand of the Cards, or (iii) misappropriating goodwill otherwise derived from the HSBC-MasterCard association. HSBC shall provide reasonable cooperation with MasterCard’s actions undertaken in furtherance of the activities stated herein.

3.14	In the event that HSBC acquires control of any MasterCard Competitor, the parties agree that the Volume on Cards attributable to such MasterCard Competitor shall be excluded from all calculations under this Agreement, including Volume, HSBC Card Volume, HSBC MasterCard Volume and MasterCard Volume Share. Notwithstanding anything to the contrary in this Agreement, in the event HSBC acquires control of any MasterCard Competitor, HSBC shall have no obligation to convert Cards attributable to such MasterCard Competitor to the MasterCard brand pursuant to this Agreement; provided, however, HSBC shall after the acquisition has been consummated discuss with MasterCard potential opportunities for converting such Cards to the MasterCard brand.

4.	Other Obligations of HSBC

4.1	HSBC shall **** support, incent and retain all Cards and shall maintain all Cards as MasterCard Cards ****. Additionally, in no event, and at no time, shall HSBC convert, directly or indirectly, any MasterCard Card (without regard to when or by what entity such Card was established, whether prior to or during the Term) to any Card brand other than a MasterCard Card until **** (provided this Agreement is not terminated for default by MasterCard) provided, however: **** and ****.

4.2	HSBC agrees to abide by all present and future MasterCard rules, regulations and guidelines in effect from time to time, including by way of example and not limitation, those relating to the representation, identification and promotion of the Cards as MasterCard Cards.

4.3	HSBC hereby acknowledges that, pending any successful appeal, it has a right, due to the decision and final judgment issued by Judge Barbara Jones of the Southern District of New York and affirmed by the U.S. Second Circuit Court of Appeals in United States v. Visa U.S.A., et al., 98 Civ. 7076 (BSJ), to rescind its obligations under this Agreement in order to negotiate rights and obligations similar to those contained in this Agreement with American Express or Discover. Nonetheless, HSBC hereby explicitly waives any such right, now held or in the future granted, and thereby agrees not to exercise any such right of rescission. In the event that such waiver is not recognized by a U.S. court of competent jurisdiction and HSBC rescinds its obligations under this Agreement, HSBC hereby agrees to repay to MasterCard all amounts received from MasterCard under this Agreement for the twenty four (24) month period prior to such rescission. This Section 4.3 shall expire twenty four (24) months after a final, non-appealable order is entered in United States v. Visa U.S.A., et al., and, thereafter, the parties may proceed as if this Section 4.3 had never existed.

5.	Term and Termination

5.1	This Agreement shall begin on the date first written above and shall conclude on **** (the “Term”), provided that the obligations set forth in Sections 4, 6, and 7 shall survive termination for the therein indicated periods. Prior to the scheduled conclusion of the Term, either party may terminate this Agreement by giving notice to the other party:

A.	Should the other party fail to materially observe or materially perform any of its obligations of this Agreement, which failure is not cured within the later of thirty (30) days after notice thereof (or if cure cannot be effected in such time, such additional time as is necessary to cure using commercially reasonable efforts); or such additional cure period as elsewhere provided in this Agreement. In the event that MasterCard terminates the Agreement pursuant to this Section 5.1A, then HSBC shall repay to MasterCard all amounts received from MasterCard under this Agreement for the **** prior to such termination.

B.	In the event any of the following occur (without prejudice to the rights and remedies of the other parties): (i) a party (the “Defaulting Party”) admits in writing its inability to pay its debts generally as they become due; (ii) the Defaulting Party becomes insolvent (whether by balance sheet insolvency or a failure to meet obligations in the ordinary course) or makes an assignment for the benefit of creditors or calls a meeting of creditors; (iii) the Defaulting Party files any voluntary, or if there is filed against such party an involuntary, petition in bankruptcy under the U.S. Bankruptcy Code, or any similar State or local bankruptcy or insolvency laws (as now or in the future enacted or amended) or if the Defaulting Party makes an admission seeking relief as therein allowed; provided, that in the event of any involuntary petition, the Defaulting Party shall have a period of sixty (60) days from the date of filing thereof to discharge the same; (iv) the Defaulting Party consents to the appointment of a receiver for all or a substantial portion of its property or in the event such party is the subject of a takeover; and/or (v) a court of competent jurisdiction assumes custody, attaches or sequesters all or a material portion of the Defaulting Party’s property or assets, which custody, attachment or sequestration is not suspended or terminated within sixty (60) days from the inception thereof.

C.	In the event any person or entity acquires or enters into an agreement to acquire or agrees in principal to acquire control of the Defaulting Party’s parent or a material part of the Defaulting Party’s assets, provided such person or entity does not have such control as of the date hereof.

5.2	In addition, HSBC shall have the sole right to terminate this Agreement (or for Cards for which brand maintenance continues after termination, then to terminate the brand maintenance obligations) effective upon providing **** written notice to MasterCard under the following events or circumstances.

A.	Using the **** set forth in ****, there is a demonstrable material MasterCard **** in the Area of Use measured as and from the date hereof, creating a **** impact on MasterCard Card issuers, provided that after receiving notice from HSBC of such **** MasterCard shall have **** to cure such **** to develop a plan that satisfactorily addresses the matter in the reasonable judgement of HSBC.

B.	HSBC’s **** from its Card issuance business (including its business from new Card services and programs hereafter introduced by MasterCard) derived from MasterCard **** (exclusive of **** and other ****or **** by ****) are **** than **** derived from comparable **** on **** in a ****, provided that after receiving notice from HSBC of such **** MasterCard shall have **** to cure such **** or to develop a plan to satisfactorily addresses the matter in a reasonable judgement of HSBC.

5.3	In addition, HSBC shall have the sole right to terminate its obligations under this Agreement solely with respect to **** and certain **** (and for **** for which brand maintenance continues after termination to terminate the brand maintenance obligations) effective upon providing **** written notice to MasterCard under the following events or circumstances

A.	Using the **** set forth in ****, there is a demonstrable material MasterCard **** in the Area of Use measured as and from the date hereof, creating a **** impact on MasterCard issuers provided that after receiving notice from HSBC of such **** MasterCard shall have **** to cure such **** or to develop a plan that satisfactorily addresses the matter in the reasonable judgement of HSBC.

B.	In the event HSBC elects to terminate its obligations under this Agreement with respect to **** and such **** then effective at termination the ****shall be **** by **** to end of **** attributable to (i) **** and to (ii) **** through ****.

C.	**** excluded from the **** may be **** with a **** other than **** in which case **** attributable to those Cards shall be excluded from all calculations under this Agreement, including ****, ****, **** and ****.

5.4	Upon the expiration of the Term, MasterCard shall provide to HSBC the opportunity to enter into a renewal term under the following procedures:

A.	On or prior to **** to the expiration of the Term, MasterCard shall offer to HSBC a written summary of the proposed terms for the renewal term for **** for a renewal term of not less than ****. Such proposal shall be on terms consistent with **** of this Agreement.

B.	HSBC shall have a period of **** days from receipt of the proposal to respond to MasterCard. Such response may consist of accepting the proposal, or proposing alternative terms. In any event, the parties shall actively negotiate a renewal proposal and engage in good faith exclusive discussions for the purpose of developing mutually acceptable terms for the renewal.

C.	In the event HSBC proposes alternative terms, the parties shall negotiate HSBC’s proposal in good faith. In the event the parties are not able to agree in principle to acceptable terms during a further **** day period from HSBC’s response, MasterCard shall be under no further obligation to enter into a renewal term and HSBC shall be free to negotiate with another party but prior to entering into an agreement with another person, HSBC shall provide a summary of the principle terms thereof to MasterCard (in a manner consistent with any confidentiality obligations of HSBC stated in a written Non-Disclosure Agreement) certified by an officer of HSBC directly involved in the negotiations, and HSBC shall afford to MasterCard the right to make a counterproposal in response to such alternative brand terms, which counterproposal shall be on terms consistent with **** of this Agreement and which for a **** of **** prior to **** with such **** referred to as the ****.

D.	Upon expiration of the Term, in the event HSBC determines **** a ****, then the provisions of **** will not apply.

5.5	The above provisions shall be in addition to, and without limitation to the exercise of, all other rights and remedies provided hereunder or that such party may otherwise possess at law or in equity.

6.	Confidentiality

6.1	Both parties agree that all Confidential Information of the other party, as well as the terms and conditions of this Agreement, shall be treated as confidential, shall be disclosed only to those individuals with a reasonable need to know within their organizations (provided such individuals agree to be bound by the confidentiality obligations herein), and shall not be disclosed to third parties, without the other party’s prior written approval, except that either party may disclose same to its auditors, regulators, outside Board members and outside counsel. “Confidential Information” means all, or any part of; and originals or copies of; any information, in whatever form embodied (e.g., oral, written, electronic) that either party has identified, in writing, as confidential at the time of disclosure and all information concerning such party’s past, current, and planned products, services, fees, account numbers, names, addresses, and phone numbers of consumers, member institutions, concepts, methodologies, research, services, business activities, marketing plans, other proprietary information and the like.

6.2	The restrictions on the use or disclosure of Confidential Information shall not apply to any Confidential Information: (i) which is lawfully received free of restriction from another source; (ii) which is generally available to the public independent of this Agreement; (iii) which, at the time of disclosure, was already known to the recipient as evidenced by documentation in its possession which was not subject to a confidentiality obligation; (iv) which is ordered to be released pursuant to a verifiable court order; or (v) which the parties agree in writing is free of such restrictions. Prior to the disclosure of Confidential Information, the recipient of a court order shall provide the other party with a copy of the court order and the opportunity to contest disclosure pursuant to such order.

6.3	The parties acknowledge that, in the event of a breach of Section 6 of this Agreement, the non- breaching party will likely suffer irreparable damage that cannot be fully remedied by monetary damages. Therefore, in addition to any remedy, which the non-breaching party may possess pursuant to applicable law, the non-breaching party retains the right to seek and obtain injunctive relief against any such breach in any court of competent jurisdiction. In the event any such breach results in a claim by any third party, the breaching party shall indemnify, defend and hold harmless the non-breaching party from any claims, damages, interest, attorney’s fees, penalties, costs, and expenses arising out of such third-party claim(s) pursuant to the terms of Section 7 hereof.

6.4	Neither party shall issue any public announcements or make any published statements regarding this Agreement or the subject matter hereof without the prior written consent of the other party; provided however, either party may disclose the existence (but not the terms) of this Agreement to its investors and ratings agencies (subject to procuring all available confidentiality protections), and shall work together in good faith to develop mutually agreed upon responses to media inquiries concerning this Agreement. ****.

6.5	The parties will not make any unauthorized disclosure of or use any personally identifiable information of individual consumers, which it receives from the other party or on the other party’s behalf other than to carry out the purposes for which such information is received under this Agreement.

6.6	The parties have developed, implemented and will maintain effective information security policies and procedures that include administrative, technical and physical safeguards designed to 1) ensure the security and confidentiality of Confidential Information provided hereunder, 2) protect against anticipated threats or hazards to the security or integrity of such Confidential Information, and 3) protect against unauthorized access or use of such Confidential Information. All personnel handling such Confidential Information have been appropriately trained in the implementation of the applicable information security policies and procedures. The parties regularly audit and review their respective information security policies and procedures to ensure their continued effectiveness and determine whether adjustments are necessary in light of circumstances including, without limitation, changes in technology, customer information systems or threats or hazards to Confidential Information.

6.7	The parties’ rights under this Section 6 shall survive for a period of **** after the Term or any renewal term, except for Sections 6.5 and 6.6 whose survival shall be governed in accordance with applicable law.

7.	Indemnification

7.1	HSBC agrees to defend, protect, indemnify, and hold MasterCard, its member institutions, and any of their directors, officers, employees and agents harmless from and against any action or threatened action, suit, claim or proceeding, whether or not well grounded, arising out of any alleged act or omission of HSBC, its employees, agents, and subcontractors relating to this Agreement and against any and all expenses (including actual attorney’s fees), judgments, fines, costs, amounts paid in settlement or any loss or damage incurred by MasterCard, its member institutions or any of the above-named indemnified parties relating thereto.

7.2	MasterCard agrees to defend, protect, indemnify, and hold HSBC, its Affiliates, and any of their directors, officers, employees and agents harmless from and against any action or threatened action, suit, claim or proceeding, whether or not well grounded, arising out of any alleged act or omission of MasterCard, its employees, agents, and subcontractors relating to this Agreement and against any and all expenses (including actual attorney’s fees), judgments, fines, costs, amounts paid in settlement or any loss or damage incurred by HSBC, its Affiliates or any of the above-named indemnified parties relating thereto.

7.3	Each party shall give to the other party prompt notice of any event or circumstance that it believes gives right to an obligation of indemnification and the party being indemnified shall cooperate with the indemnifying party in the defense and resolution thereof. Failure to give timely notice shall not excuse any obligation of indemnity provided that the indemnifying party obtains actual knowledge of the event or circumstance, except to the extent an indemnifying party’s ability to eliminate or mitigate any claim or loss is prejudiced thereby. If an expense or cost is found to be associated with an indemnified party’s failure to give timely notice to the indemnifying party, the indemnified party shall pay such expense or cost; provided, that in agreeing to pay such expense or cost the indemnified party shall not be deemed in any way to have waived its right to indemnification hereunder, net of any such expense or cost.

8.	Miscellaneous Provisions

8.1	Unless otherwise provided herein, all notices, consents or other communications required or permitted to be given pursuant to this Agreement, must be in writing and shall be deemed duly given upon hand delivery or upon receipt if sent by an overnight courier delivery service of general commercial use and acceptance (such as Airborne, Federal Express or UPS) to the following addresses or such other address as may hereafter be designated by notice given by such party:

To HSBC:

HSBC Bank USA

One HSBC Center

Buffalo, NY 14203

Attn: Chief Executive Officer

With a copy to:

Household Credit Services, Inc.

1441 Schilling Place

Salinas, CA 93901

Attn: President

With a copy to:

Household Credit Services

2700 Sanders Road

Prospect Heights, IL 60070

Attn: General Counsel – Credit Card Law

To MasterCard:

MasterCard International

2000 Purchase Street

Purchase, NY 10577-2509

Attn: Executive Vice President, Global Key Accounts

With a copy to:

MasterCard International

2000 Purchase Street

Purchase, NY 10577-2509

Attn: Office of the General Counsel

8.2	A failure or delay of either party to this Agreement to enforce at any time any of the provisions hereof, or the failure to exercise any right which is herein provided or to require at any time performance of any of the provisions hereto shall in no way be construed to be a waiver of such provisions of this Agreement in the event of a continuation or repetition of the circumstances which gave rise to such right. Except as otherwise provided herein, no waiver shall be effective unless made in writing.

8.3	If one or more of the provisions contained herein shall, for any reason, be held by a court of competent jurisdiction to be unenforceable or invalid in any respect under applicable law, such unenforceability or invalidity shall not affect any other provision of this Agreement, and this Agreement shall then be construed as if such unenforceable or invalid provisions had never been contained herein. In such event, the parties shall immediately commence negotiations in good faith to reform this Agreement to make alternative provisions herein that reflect the intentions and purposes of the severed provisions in a manner that does not run afoul of the basis for such unenforceability or invalidity. However, in the event Section 3.1, or any part thereof, is so held unenforceable or invalid and severed from this Agreement, and the parties are unable to so reform this Agreement within a period of six (6) months from the date of final, unappealable declaration of unenforceability or invalidity, MasterCard shall have the right to terminate this Agreement within the succeeding ninety (90) day period by giving not less than ninety (90) days notice of termination to HSBC during such ninety (90) day period; provided in the event of such termination by MasterCard, HSBC shall have no obligation to rebate or refund any sums previously paid by MasterCard, or reimburse MasterCard by reason of the benefit of the Price Differential but the parties shall perform all obligations hereunder up to the date of termination.

8.4	The captions in this Agreement are included for convenience only and shall not affect the meaning or interpretation of this Agreement. As used herein, the word “or” shall be deemed to mean “and” as well as “or” if such construction provides a more inclusive meaning, unless the context clearly provides otherwise. This Agreement is the product of negotiations between the parties hereto and their respective counsel. No provision or section of this Agreement shall be read, construed or interpreted for or against either party by reason of ambiguity of language, rule of construction against the draftsman, or similar doctrine.

8.5

Neither party shall be held responsible for any delay or failure in performance to the extent such delay or failure is caused by fire, flood, explosion, war, strike, embargo, government requirement, civil or military authority, act of God, or other similar causes beyond its control and without the fault or negligence of the delayed party (“force majeure condition”). If any force majeure condition occurs’ the party delayed or unable to perform shall give written notice to the other party, stating the nature of the force majeure condition, the steps the party has or will take to minimize the effect of that condition, and the amount of time the delay is expected to last. Thereafter, the time to perform the acts or obligations that were delayed by such condition (and any corresponding acts or obligations of the non-delayed party) shall be extended by the length of time the force majeure condition endured.

8.6	Each party represents and warrants to the other party on a continuing basis during the Term, that this Agreement will represent the legal, binding and enforceable obligation of such party and that the persons who have signed this Agreement have full right, power and authority to execute this Agreement pursuant to its terms on behalf of the party. Neither the execution of this Agreement nor the performance of its obligations hereunder will breach or violate any contract, regulation or requirement of law to which the party or any of its assets is bounds, nor would any such act constitute such a breach or violation with the giving of notice or passage of time, or both. Both parties agree at all times to comply with all applicable laws and regulations applicable to their performance of this Agreement.

8.7	The obligations stated herein shall be binding upon and inure to the benefit of each of the parties and their respective successors and assigns, provided that neither party shall have the right to assign to any third party (including without limitation, by way of sale of any Cards subject to this Agreement, by voluntary or involuntary transfer, by operation of law or otherwise) any of its rights against the other party, or the benefit hereof, without first obtaining the prior written consent of the other party. If any Person acquires any interest in this Agreement or the subject matter hereof in any manner, whether by acquiring any Cards subject to this Agreement, by voluntary or involuntary transfer, by operation of law or otherwise, such interest shall be held subject to all of the terms of this Agreement and by taking or holding such interest, such Person shall be conclusively deemed to have agreed to be bound by, and to comply with, all of the terms and obligations of this Agreement.

8.8	This Agreement evidences the entire agreement and understanding between MasterCard and HSBC with respect to the transactions contemplated hereby and supersedes all prior agreements between the parties. No modification, amendment, supplement to or waiver of this Agreement shall be binding upon the parties hereto unless made in writing and duly signed by both parties.

8.9	As of the date of this Agreement, MasterCard and HSBC hereby terminate, except for those terms and obligations which by their terms survive for the stated periods therein, their respective rights and obligations under both the Household Agreement and the HSBC Bank Agreement, on their behalf and on behalf of their Affiliates, without further liability to either party. Except as provided in the preceding sentence, this provision shall also serve as a waiver of any rights or remedies that HSBC or any of its Affiliates may have as a result of any defaults under such agreements.

8.10	This Agreement and the respective rights and obligations of the parties hereto shall be governed by the laws of the State of New York. In any action or proceeding relating to this Agreement or the subject matter hereof, each party hereby irrevocably waives any right it may now have or hereafter possess to a trial by jury.

8.11

Both parties agree at all times to comply with all applicable laws and regulations applicable to the performance of this Agreement. The parties shall perform all services hereunder as independent contractors, and nothing contained herein shall be deemed to create any employment, partnership, or relationship of principal and agent or master and servant between the parties hereto or to provide either party with the right, power or authority, whether express or implied, to bind or create any duty or obligation on behalf of the other party.

8.12	This Agreement may be executed in one or more counterparts, each of which, taken together, shall constitute but one original document.

8.13	Unless otherwise noted in this Agreement, all amounts referenced herein are denominated in U.S. Dollars (“$”).

*******************

IN WITNESS WHEREOF, a duly authorized representative of each of the parties has executed this Agreement in duplicate, as of the date first set forth in this Agreement.

MASTERCARD INTERNATIONAL INCORPORATED

By:
Name:
Title:

HSBC BANK USA

By:
Name:
Title:

HOUSEHOLD BANK (SB), N.A.

By:
Name:
Title:

SCHEDULE OF EXHIBITS

EXHIBIT 1.12 – CORE SERVICES

EXHIBIT 2.6 – ****

EXHIBIT 3.9 – FORM OF FORECASTING REPORT

EXHIBIT 5.2 – ****

EXHIBIT 5.3 – ****

EXHIBIT 1.12 — CORE SERVICES****

Core Fees: - ALL PRODUCTS

1.	Authorization:

                ****

2.	Settlement:

                ****

3.	Connectivity:

                ****

4.	Retail Assessments:

                ****

                ****

Examples of Other Services (i.e., User Pay Fees)

EXHIBIT 2.6 — ****

****

EXHIBIT 3.9 — FORM OF FORECASTING REPORT

12 Month Forecast
	Consumer Programs	Commercial Programs	Debit Programs	All Other Programs	Total
MC Retail Sales ($)
MC Cash Advances ($)
MC Balance Transfers/Convenience Checks ($)
MC Total ($)

MC Active Accounts (#)
MC Total Accounts (#)

Other Brand Retail Sales ($)
Other Brand Cash Advances ($)
Other Brand Balance Transfers/Convenience Checks ($)
Other Brand Total ($)

Other Brand Active Accounts (#)
Other Brand Total Accounts (#)

Submission may occur at the time of the Quarterly Member Report submissions each quarter.

Definitions of terms above are the same definitions found in the Quarterly Member Reporting requirements.

EXHIBIT 5.2 — ****

****

EXHIBIT 5.3 — ****

****